中国南方航空股份有限公司

CHINA SOUTHERN AIRLINES COMPANY LIMITED

(a joint stock limited company incorporated in the People's Republic of China with limited liability)

(Stock Code: 1055)

The number of H Shares to which this proxy form relates[1]	

Form of Proxy for Annual General Meeting

I/We[2], ______________________ holder of share account number ______________________,

residing at ____,

being the registered holder of[3] ______________________ ordinary shares of the Company, HEREBY APPOINT[4] ______________________, residing at ______________________

____,

as my/our proxy/proxies to attend on my/our behalf the annual general meeting ("AGM") of the Company to be held at the 1st Conference Room, 4/F, Guangzhou Baiyun International Airport Southern Airlines Pearl Hotel, Guangzhou, Guangdong Province, the PRC at 9:30 a.m., on 30 June 2010 and to act and vote on my/our behalf at the AGM in respect of the resolutions listed below, in accordance with my/our instructions below[5].

	Ordinary Resolutions	For[5]	Against[5]	Abstain[5]
1.	To consider and approve the Report of the Directors of the Company for the year 2009.			
2.	To consider and approve the Report of the Supervisory Committee of the Company for the year 2009.			
3.	To consider and approve the audited consolidated financial statements of the Company for the year 2009.			
4.	To consider and approve the profit distribution proposal for the year 2009.			
5.	To consider and approve the appointment of KPMG Huazhen as the PRC auditors of the Company for the year 2010 and KPMG as the international auditors of the Company of the year 2010 and authorize the Board to determine their remuneration.			
6.	To consider and approve the 2010 annual cap of the continuing connected transactions entered into between the Company and CSAHC and its controlled entities.			
7.	To consider and approve the extension of airline service agreement entered into between the Company and TravelSky Technology Limited for one year.			
	Additional Ordinary Resolutions	**For[5]**	**Against[5]**	**Abstain[5]**
8.	To consider and approve the proposal in relation to the extension of the term of the fifth session of the Board until the sixth session of the Board is elected in the general meeting of the Company.			
9.	To consider and approve the proposal in relation to the extension of the term of the fifth session of the Supervisory Committee until the sixth session of the Supervisory Committee is elected in the general meeting of the Company.			

Signature[7]: ______________________ Date: ______________________

Notes:

1. Please insert the number of shares in the Company registered in your name(s) and to which this proxy form relates. If no such number is inserted, this form of proxy will be deemed to relate to all the shares in the Company registered in your name(s).
2. Please insert the name(s) and address(es) (as shown in the register of members) in block capital(s).
3. Please insert the number of all the Shares in the Company registered in your name(s).
4. If no person is appointed as proxy, the Chairman of the AGM will be deemed to have been appointed by you as your proxy.
5. If you wish to vote for any of the resolutions, please insert a "√" in the box marked "FOR"; or if you wish to vote against any of the resolutions, please insert a "√" in the box marked "AGAINST"; or if you wish to abstain from voting for or against any of the resolutions, please insert a "√" in the box marked "ABSTAIN". If no indication is given, then your proxy/proxies may vote in such manner as he/she/they think(s) fit.
6. This form of proxy must be signed by you or your attorney duly authorised in writing or, in the case of a company or an organization, either under the common seal or under the hand of any director or attorney duly authorised in writing. In any event, the execution shall be made in accordance with the articles of association of such company or organization.
7. To be valid, this proxy form and, if such proxy form is signed by a person under a power of attorney or authority on behalf of the appointer, a notarised copy of that power of attorney or other authority, must be delivered to Hong Kong Registrars Limited at 17M Floor, Hopewell Centre, 183 Queen's Road East, Hong Kong in not less than 24 hours before the time appointed for the holding of the AGM.
8. A proxy, on behalf of the Shareholder, attending AGM shall bring along the proxy form duly completed and signed as well as the proof of identification of the proxy, in the case of a company or an organization, the proxy shall also bring along a notarised copy of the resolution of the board of directors or other governing body of the appointer or a letter of authorization.
9. This proxy form shall be completed in form of a set of two copies, one of which shall be lodged to the Company pursuant to Note 7; and the other copy shall be produced upon the AGM by the proxy of the Shareholder pursuant to Note 8.
10. Completion and return of the form of proxy will not preclude you from attending and voting in person at the AGM or any adjourned AGM should you so wish.